As filed with the Securities and Exchange Commission on July 25, 2019

Registration No. 333-220008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT (333-220008)

UNDER

THE SECURITIES ACT OF 1933

YogaWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1219105
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5780 Uplander Way Culver City, California	90230
(Address of Principal Executive Offices)	(Zip Code)

YogaWorks, Inc. 2017 Incentive Award Plan

YWX Holdings, Inc. 2014 Stock Option and Grant Plan

(Full title of the plan)

Rosanna McCollough

Chief Executive Officer

YogaWorks, Inc.

5780 Uplander Way

Culver City, California 90230

Telephone: (310) 664-6470

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Steven B. Stokdyk

Latham & Watkins LLP

10250 Constellation Blvd #1100

Los Angeles, CA 90067

Telephone: (213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On August 16, 2017, YogaWorks, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-220008) (the “Original Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”). The Original Registration Statement registered 3,546,424 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), to be issued under the YogaWorks, Inc. 2017 Incentive Award Plan (the “2017 Plan”) or the YWX Holdings, Inc. 2014 Stock Option and Grant Plan (the “2014 Plan”). This Post-Effective Amendment No. 1 (this “Amendment”) to the Original Registration Statement is being filed to deregister all shares of Common Stock that were registered under the Original Registration Statement and remain unissued under the 2014 Plan and 2017 Plan. Following the filing of this Amendment, no further offers or sales of shares of Common Stock under this Registration Statement shall be made and all documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall not be incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Culver City, California, on July 25, 2019.

YOGAWORKS, INC.

By:	/s/ Rosanna McCollough
Rosanna McCollough Chief Executive Officer

No other person is required to sign this Post-Effective Amendment on behalf of the Registrant in reliance on Rule 478 under the Securities Act of 1933, as amended.